Exhibit 5.1

Duane Morris LLP

Boca Center Tower II
5100 Town Center Circle, Suite 400
Boca Raton, FL 33486-1008

July 24, 2024

Soligenix, Inc.

29 Emmons Drive, Suite B-10

Princeton, New Jersey 08540

Re:   Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Soligenix, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 of the Company (the “Registration Statement”), relating to the resale of up to 1,054,688 shares (collectively, the “Resale Shares”) of common stock, par value $0.001 per share (“Common Stock”), consisting of shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock (collectively, the “Warrants”), that were issued to certain holders pursuant to that certain Warrant Inducement Agreement dated as of July 9, 2024 (the “Warrant Inducement Agreement”), among the Company and the holders party thereto (the “Holders”).

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Resale Shares.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of rendering such opinion, including, without limitation:

(a)	the Registration Statement, in the form to be filed with the Commission, the exhibits filed or to be filed in connection therewith, and the form of Prospectus contained therein;

(b)	the Company’s Certificate of Incorporation, as amended;

(c)	the Company’s Bylaws, as amended;

(d)	a certificate, dated as of July 19, 2024, from the Secretary of State of the State of Delaware certifying as to the existence and good standing of the Company under the laws of the State of Delaware (the “Good Standing Certificate”);

(e)	the resolutions adopted by the Board of Directors of the Company relating to, among other things, the approval of the Warrant Inducement Agreement and the Warrants, and the registration, sale and issuance of the Resale Shares;

(f)	the Warrants; and

(g)	such other documents as we have deemed necessary or appropriate to enable us to render the opinion expressed below.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (iv) the legal competency, capacity and authority of all persons executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that there has not been and there will not be any change in the good standing status of the Company from that reported in the Good Standing

Certificate; (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties; (x) that the Resale Shares will not be issued or transferred in violation of any restriction contained in the Certificate of Incorporation and that upon issuance of any of the Resale Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation and by the Company’s Board of Directors (or an authorized committee thereof) in connection with the Warrant Inducement Agreement and the Warrants, (xi) the resolutions authorizing the Company to issue and deliver the Resale Shares pursuant to the Warrants by the Company’s Board of Directors (or an authorized committee thereof) will be in full force and effect at all times at which such Resale Shares are issued and delivered by the Company, and the Company will take no action inconsistent with such resolutions; (xii) that at or prior to the time of the issuance and delivery of the Resale Shares, the Registration Statement will have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; (xiii) that the exercise price of the Warrants will not be adjusted to an amount below the par value of the Common Stock; (xiv) that the Warrant Inducement Agreement executed by the Holders is in substantially the form previously provided to us to review and (xv) the Company will comply with all applicable requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware (the “DGCL”). We have also assumed that the Resale Shares will be issued and sold as described in the Registration Statement and in accordance with the terms of the Warrant Inducement Agreement and the Warrants. With respect to the Warrants and the Resale Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Resale Shares and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

Based on the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Resale Shares, when issued upon exercise of the Warrants pursuant to the terms of the Warrants against payment of the exercise price therefor as provided in the Warrants, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the DGCL, as in effect on the date hereof, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinion expressed herein.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

Our opinions expressed herein are limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the reference to the firm under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In rendering this opinion letter and giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Duane Morris LLP DUANE MORRIS LLP